Exhibit 99.1

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named as a director nominee of Globant S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg (the “Company”), in the Registration Statement on Form F-1 of the Company (including the prospectus contained therein), and in all subsequent amendments and post-effective amendments or supplements thereto, filed with the U.S. Securities and Exchange Commission.

Dated: August 21, 2013

Signature: /s/ Marcos Galperin

Marcos Galperin